Exhibit 99.1

Babcock & Wilcox Announces First Quarter 2014 Results

- GAAP Earnings per Share of $0.41, Adjusted Earnings per Share of $0.42
- Declared Regular Quarterly Dividend of $0.10 per share

CHARLOTTE, N.C.--(BUSINESS WIRE)--May 12, 2014--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported first quarter 2014 revenues of $662.0 million, a decrease of $143.4 million, or 17.8% from the first quarter of 2013. GAAP earnings per share for the first quarter of 2014 were $0.41 unchanged from $0.41 in the first quarter of 2013. Adjusted earnings per share for the first quarter 2014, which excludes the impact of $2.7 million of restructuring charges, were $0.42, a decrease of 8.7% from adjusted earnings per share of $0.46 for the first quarter of 2013.

During the first quarter of 2014, the Company repurchased 0.5 million shares of its common stock at a total cost of $15.7 million. Through March 31, 2014, the Company had repurchased a total of 10.0 million shares at a cost of $269.3 million, leaving $480.7 million of capacity remaining under its previously announced $750 million share repurchase authorizations.

Recent Highlights

  Awarded $195 Million in Naval Reactors Contracts and Orders
  Awarded Steam Generator Services Contract from American Electric Power
  Awarded $302 Million in Contracts for Naval Reactors Fuel and Materials Services
  Awarded U.S. Department of Energy Funding for Carbon Dioxide Capture Technology
  Received Extension of Management and Operating Contract at Idaho National Laboratory
  Announced Plans to Restructure mPower Small Modular Reactor Program

Results of Operations

Consolidated revenues for the first quarter of 2014 were $662.0 million, a decrease of $143.4 million, or 17.8%, from the first quarter of 2013. The Nuclear Operations segment revenues were $286.2 million, an increase of $25.1 million over the corresponding period in 2013, primarily due to strong execution and increased activity in the manufacturing of nuclear components for U.S. Government programs. Revenues in the Power Generation segment decreased by $149.4 million, to $312.1 million in the first quarter of 2014 compared to $461.5 million in 2013, primarily attributable to an $85.7 million decrease in new build environmental revenue due to lower levels of activity as projects related to the previously enacted environmental rules and regulations near completion and uncertainties continued regarding the outcome of other environmental regulations. Power Generation segment revenues from the new build steam and aftermarket services businesses decreased by $25.0 million and $34.6 million, respectively, primarily due to completion of several large projects in the past year. Revenues from the Nuclear Energy segment were $47.8 million compared to $63.5 million in the first quarter of 2013, a decrease of $15.7 million, due in part to the decision to discontinue the U.S. projects business.

Operating income for the first quarter of 2014 was $53.6 million, a decrease of $6.6 million compared to $60.2 million in the first quarter of 2013. Nuclear Operations segment operating income was $59.5 million in the first quarter of 2014, compared with $54.7 million in the same period last year. Power Generation segment operating income was $10.5 million in the first quarter of 2014, a decrease of $22.8 million from $33.3 million in the prior year period. Results included an additional $7.6 million charge related to a biomass power plant project, all of which we expect will be added to the customer claim. Operating income in the Technical Services segment during the first quarter 2014 increased by $0.6 million, to $14.8 million, compared to $14.2 million in the first quarter of 2013. Nuclear Energy segment operating income in the first quarter of 2014 decreased by $1.8 million, to $0.5 million, compared to $2.3 million in the corresponding period of 2013. The $26.7 million operating loss in the mPower segment in the first quarter of 2014 compares to a $26.9 million loss in the corresponding period in 2013.

Operating income for the first quarter of 2014 includes $2.7 million of special charges for restructuring activities related to the Global Competitiveness Initiative (GCI) and other cost reduction efforts. Excluding the restructuring charges, adjusted operating income for the first quarter of 2014 was $56.3 million, a 17.9% decrease compared adjusted operating income of $68.6 million in the first quarter of 2013.

“With strong performance in both the nuclear components and fuels businesses, the Nuclear Operations segment posted record first quarter revenue and earnings this period,” said E. James Ferland, President and Chief Executive Officer of B&W. “Healthy bookings in the Nuclear Energy segment in the first quarter reflect several important awards in Canada and the U.S. While bookings in our Power Generation segment were modest this quarter, we expect to book a couple of significant international boiler projects over the next three or four months and are seeing improvement in the domestic bid pipeline, particularly for environmental activity. We’ve had a slow start in Power Generation this year, but we expect performance will improve sequentially as the year progresses.”

Ferland continued, “We are making significant progress on the key objectives we set forth for 2014. Actions have been initiated to reduce mPower spending to an annual rate of approximately $15 million and we continue to work with the Department of Energy and our other stakeholders to confirm the best path forward for this technology. Plans to drive the improvement of operating margins in our commercial businesses are underway, with more than $50 million of additional opportunities identified and the end of 2015 target still sharply in focus. We also remain committed to increasing share buyback activity in the balance of 2014.”

Quarterly Dividend

On May 9, 2014, the Company declared a regular quarterly cash dividend of $0.10 per common share. The dividend will be payable on June 13, 2014 to shareholders of record on May 23, 2014.

Liquidity

The Company’s cash and investments position, net of debt, was $234.4 million at the end of the first quarter of 2014, a decrease of $167.9 million compared to $402.3 million at the end of the fourth quarter of 2013. First quarter 2014 net cash flow from operations was a use of $113.5 million, primarily due to a decrease in accounts payable and an increase in net work in progress due largely to timing of project milestones. During the quarter, the Company repurchased common shares totaling $15.7 million, paid dividends of $11.1 million, and contributed $5.3 million to its pension plans. In addition to net cash, the Company maintains a $700.0 million revolving credit agreement with $527.0 million of availability as of the end of the first quarter.

Outlook for the Remainder of 2014

The Company reaffirms its guidance that 2014 consolidated revenues will be between $2.90 billion and $3.10 billion and adjusted earnings per share for the full year 2014 will be between $2.00 and $2.20. Adjusted earnings per share exclude any mark-to-market adjustment for pension and post-retirement benefits and restructuring charges.

Reconciliation of Non-GAAP Operating Income and Earnings Per Share

	Q1 2014 GAAP*	GCI & Other Restructuring Charges	Q1 2014 Adjusted*
Operating Income	$53.6	$2.7	$56.3
Other Income	0.8	-	0.8
Provision for Income Taxes	(13.3)	(1.0)	(14.3)
Net Income	41.2	1.7	42.9
Net Loss Attributable to Non-Controlling Interest	3.9	-	3.9
Net Income Attributable to The Babcock & Wilcox Company	$45.0	$1.7	$46.7

Diluted Earnings per Common Share	$0.41	$0.02	$0.42
Effective Tax Rate	24.5%		25.0%

	Q1 2013 GAAP*	GCI & Other Restructuring Charges	Q1 2013 Adjusted*
Operating Income	$60.2	$8.4	$68.6
Other Income	0.9	-	0.9
Provision for Income Taxes	(16.3)	(2.9)	(19.2)
Net Income	44.9	5.5	50.4
Net Loss Attributable to Non-Controlling Interest	2.3	-	2.3
Net Income Attributable to The Babcock & Wilcox Company	$47.2	$5.5	$52.7

Diluted Earnings per Common Share	$0.41	$0.05	$0.46
Effective Tax Rate	26.6%		27.6%

* Amounts may not foot due to rounding

B&W is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. B&W believes the non-GAAP measures provide meaningful insight in the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding B&W’s ongoing operations.

Conference Call to Discuss First Quarter 2014 Results

Date:	Tuesday, May 13, 2014, at 8:30 a.m. EDT
Live Webcast:	Investor Relations section of website at www.babcock.com

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to expected performance and bookings in our Power Generation Segment, to the extent bookings may be viewed as an indicator of future revenues, and our 2014 outlook. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013 and subsequent quarterly reports on Form 10-Q. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 11,000 people, in addition to approximately 10,200 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS ASSETS

	March 31,	December 31,
	2014	2013
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$208,055	$346,116
Restricted cash and cash equivalents	35,667	45,945
Investments	6,348	10,748
Accounts receivable – trade, net	328,197	360,323
Accounts receivable – other	66,906	45,480
Contracts in progress	425,202	370,820
Inventories	109,544	113,058
Deferred income taxes	97,401	97,170
Other current assets	61,724	47,764

Total Current Assets	1,339,044	1,437,424

Property, Plant and Equipment	1,138,908	1,126,683
Less accumulated depreciation	690,878	679,604

Net Property, Plant and Equipment	448,030	447,079

Investments	4,424	4,426

Goodwill	281,701	281,708

Deferred Income Taxes	119,018	127,076

Investments in Unconsolidated Affiliates	185,814	184,831

Intangible Assets	80,081	81,521

Other Assets	41,518	45,088

TOTAL	$2,499,630	$2,609,153

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31,	December 31,
	2014	2013
	(Unaudited)
	(In thousands, except share and per share amounts)

Current Liabilities:
Notes payable and current maturities of long-term debt	$5,083	$4,671
Accounts payable	233,765	319,774
Accrued employee benefits	157,072	163,833
Accrued liabilities – other	64,496	58,192
Advance billings on contracts	288,317	317,771
Accrued warranty expense	54,524	56,436
Income taxes payable	5,196	6,551

Total Current Liabilities	808,453	927,228

Long-Term Debt	15,000	225

Accumulated Postretirement Benefit Obligation	45,022	43,194

Environmental Liabilities	54,753	53,391

Pension Liability	320,093	336,878

Other Liabilities	59,169	65,296

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 121,090,224 and 120,536,910 shares at March 31, 2014 and December 31, 2013, respectively	1,211	1,205
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	-	-
Capital in excess of par value	754,274	747,189
Retained earnings	690,840	656,916
Treasury stock at cost, 10,682,307 and 10,068,731 shares at March 31, 2014 and December 31, 2013, respectively	(289,425)	(268,971)
Accumulated other comprehensive income	21,822	28,348
Stockholders’ Equity – The Babcock & Wilcox Company	1,178,722	1,164,687
Noncontrolling interest	18,418	18,254
Total Stockholders’ Equity	1,197,140	1,182,941

TOTAL	$2,499,630	$2,609,153

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2014	2013
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$662,017	$805,423
Costs and Expenses:
Cost of operations	502,307	619,697
Research and development costs	23,996	28,346
Gains on asset disposals and impairments, net	-	(69)
Selling, general and administrative expenses	94,685	103,600
Special charges for restructuring activities	2,658	8,423
Total Costs and Expenses	623,646	759,997

Equity in Income of Investees	15,269	14,787

Operating Income	53,640	60,213

Other Income (Expense):
Interest income	419	332
Interest expense	(899)	(818)
Other – net	1,322	1,406
Total Other Income	842	920

Income before Provision for Income Taxes	54,482	61,133

Provision for Income Taxes	13,328	16,257

Net Income	$41,154	$44,876

Net Loss Attributable to Noncontrolling Interest	3,890	2,298

Net Income Attributable to The Babcock & Wilcox Company	$45,044	$47,174

Earnings per Common Share:
Basic:
Net Income Attributable to The Babcock & Wilcox Company	$0.41	$0.41
Diluted:
Net Income Attributable to The Babcock & Wilcox Company	$0.41	$0.41

Shares used in the computation of earnings per share:
Basic	110,439,415	114,097,313
Diluted	110,886,043	114,737,154

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2014	2013
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$41,154	$44,876
Non-cash items included in net income:
Depreciation and amortization	17,013	17,358
Income of investees, net of dividends	(4,694)	(7,585)
Gains on asset disposals	-	(69)
In-kind research and development costs	4,173	3,020
Recognition of losses for pension and postretirement plans	594	801
Stock-based compensation expense	1,704	4,274
Excess tax benefits from stock-based compensation	(760)	(13)
Changes in assets and liabilities:
Accounts receivable	17,528	(13,757)
Accounts payable	(82,164)	20,305
Contracts in progress and advance billings on contracts	(83,797)	(70,775)
Inventories	3,082	5,864
Income taxes	(6,766)	3,827
Accrued and other current liabilities	(31)	17,508
Pension liability, accrued postretirement benefit obligation and employee benefits	(20,913)	(38,666)
Other, net	360	(13,283)
NET CASH USED IN OPERATING ACTIVITIES	(113,517)	(26,315)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash and cash equivalents	10,278	360
Purchases of property, plant and equipment	(21,214)	(18,799)
Purchase of intangible assets	-	(2,200)
Purchases of available-for-sale securities	(19,926)	(47,933)
Sales and maturities of available-for-sale securities	24,390	43,268
Proceeds from asset disposals	3	726
Investment in equity and cost method investees	(4,900)	(2,730)
NET CASH USED IN INVESTING ACTIVITIES	(11,369)	(27,308)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	(441)	(52)
Increase in short-term borrowing	733	-
Borrowings under the Credit Agreement	15,000	-
Repurchase of common shares	(15,665)	(57,074)
Dividends paid to common shareholders	(11,099)	(9,145)
Exercise of stock options	2,191	813
Excess tax benefits from stock-based compensation	760	13
Other	(112)	(102)
NET CASH USED IN FINANCING ACTIVITIES	(8,633)	(65,547)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(4,542)	(3,261)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(138,061)	(122,431)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	346,116	383,547
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$208,055	$261,116
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes (net of refunds)	$15,088	$11,239
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$4,854	$4,035

THE BABCOCK & WILCOX COMPANY
BUSINESS SEGMENT INFORMATION

	Three Months Ended
	March 31,
	2014	2013
	(Unaudited)
	(In thousands)
REVENUES:
Power Generation	$312,078	$461,463
Nuclear Operations	286,214	261,139
Technical Services	24,455	25,229
Nuclear Energy	47,780	63,516
mPower	278	304
Adjustments and Eliminations	(8,788)	(6,228)

TOTAL	$662,017	$805,423

SEGMENT INCOME:
Power Generation	$10,542	$33,330
Nuclear Operations	59,528	54,724
Technical Services	14,789	14,179
Nuclear Energy	523	2,258
mPower	(26,709)	(26,947)
SUBTOTAL	58,673	77,544
Unallocated Corporate	(2,375)	(8,908)
Special Charges for Restructuring Activities	(2,658)	(8,423)
TOTAL	$53,640	$60,213

EQUITY IN INCOME (LOSS) OF INVESTEES:
Power Generation	$2,366	$2,107
Nuclear Operations	0	0
Technical Services	12,901	12,833
Nuclear Energy	2	(153)
mPower	0	0

TOTAL	$15,269	$14,787

PENSION EXPENSE:
Power Generation	$530	$715
Nuclear Operations	872	1,133
Technical Services	48	72
Nuclear Energy	1,292	1,063
mPower	0	0
Corporate	488	505

TOTAL	$3,230	$3,488

DEPRECIATION AND AMORTIZATION:
Power Generation	$5,567	$5,854
Nuclear Operations	6,358	6,689
Technical Services	1	48
Nuclear Energy	1,794	1,567
mPower	187	122
Corporate	3,106	3,078

TOTAL	$17,013	$17,358

RESEARCH AND DEVELOPMENT, NET:
Power Generation	$4,011	$5,671
Nuclear Operations	4	0
Technical Services	12	26
Nuclear Energy	495	1,171
mPower	19,474	21,478

TOTAL	$23,996	$28,346

CAPITAL EXPENDITURES:
Power Generation	$3,185	$5,759
Nuclear Operations	8,290	7,716
Technical Services	0	0
Nuclear Energy	6,142	1,422
mPower	1,492	936
Corporate	2105	2,966

TOTAL	$21,214	$18,799

BACKLOG:
Power Generation	$1,982,373	$2,304,783
Nuclear Operations	2,849,585	2,931,322
Technical Services	1,363	9,010
Nuclear Energy	172,758	239,237
mPower	1,392	2,897

TOTAL	$5,007,471	$5,487,249

BOOKINGS:
Power Generation	$219,339	$282,439
Nuclear Operations	763,444	207,319
Technical Services	20,735	29,201
Nuclear Energy	76,037	24,357
mPower	0	(59)

TOTAL	$1,079,555	$543,257

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Jenny L. Apker, 704-625-4944
Vice President, Treasurer and Investor Relations
investors@babcock.com
or
Media Contact:
Aimee Mills, 980-365-4583
Media Relations Lead
aemills@babcock.com